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CUSIP NO. 784849101                     13D                  Page 14 of 27 pages


                                    EXHIBIT 2

                            AGREEMENT OF JOINT FILING

         The undersigned hereby agree that a single Schedule 13D (or any amendment thereto) relating to the Common Stock of S3 Incorporated shall be filed on behalf of each of the undersigned and that this Agreement shall be filed as an exhibit to such Schedule 13D.

February 24, 2000                VIA TECHNOLOGIES, INC.



                                 By:   /s/ Jonathan Chang
                                      ------------------------------------
                                      Name: Jonathan Chang
                                           -------------------------------
                                      Title: Director - Operations
                                            ------------------------------


                                 VIABASE, INC. (BVI)



                                 By:   /s/ Jonathan Chang
                                      ------------------------------------
                                      Name: Jonathan Chang
                                           -------------------------------
                                      Title:  Vice President - Operations
                                            ------------------------------


                                 TIMTECH CO., LTD.



                                 By:   /s/ Timothy Chen
                                      ------------------------------------
                                      Name: Timothy Chen
                                           -------------------------------
                                      Title:  President
                                            ------------------------------


                                  /s/ Timothy Chen
                                 ---------------------------------------
                                 TIMOTHY CHEN